Exhibit 99.1

Priceline.com Reports Financial Results for 4th Quarter and Full-Year 2012
NORWALK, Conn., February 26, 2013. . . Priceline.com Incorporated (Nasdaq: PCLN) today reported 4th quarter and full-year 2012 financial results for the Priceline Group (the “Group”). Fourth quarter gross travel bookings for the Group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $6.6 billion, an increase of 32.9% over a year ago (approximately 35% on a local currency basis).
The Group's gross profit for the 4th quarter was $940 million, a 29.7% increase from the prior year. International operations contributed gross profit in the 4th quarter of $836 million, a 37.3% increase versus a year ago (approximately 39% on a local currency basis). The Group's operating income in the 4th quarter was $374 million, a 23.2% increase from the prior year. The Group had GAAP net income applicable to common shareholders for the 4th quarter of $289 million, or $5.63 per diluted share, which compares to $226 million or $4.41 per diluted share, in the same period a year ago.
Non-GAAP gross profit for the 4th quarter was $956 million, a 31.9% increase from the prior year. Non-GAAP net income in the 4th quarter was $349 million, a 25.9% increase versus the prior year. Non-GAAP net income was $6.77 per diluted share, compared to $5.37 per diluted share a year ago. FactSet consensus for the 4th quarter 2012 was $6.53 per diluted share.  Adjusted EBITDA for the 4th quarter 2012 was $426 million, an increase of 23.7% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
For full-year 2012, the Group had gross travel bookings of $28.5 billion, a 31.4% increase compared to 2011 (approximately 37% on a local currency basis). Gross profit for the Group in 2012 was $4.1 billion, a 32.6% increase from the prior year. International operations contributed full-year gross profit of $3.6 billion, a 38.8% increase versus the prior year (approximately 48% growth on a local currency basis). The Group's 2012 operating income was $1.83 billion, a 30.8% increase from the prior year. The Group had GAAP net income for full-year 2012 of $1.42 billion, or $27.66 per diluted share, which compares to $1.06 billion or $20.63 per diluted share in 2011.
Non-GAAP EBITDA for 2012 was $1.97 billion, an increase of 30.6% over a year ago. Non-GAAP net income for 2012 was $1.61 billion or $31.28 per diluted share, compared to $23.45 per diluted share a year ago.
“The Priceline Group finished 2012 with a strong 4th quarter showing improving unit growth in hotel room and rental car day reservations,” said Jeffery H. Boyd, Chairman and CEO of The Priceline Group. “International gross bookings growth of 43% on a local currency basis in the 4th quarter evidenced the resilience of the business in 2012 despite economic uncertainty in our core European market. Looking forward, Mr. Boyd said “The Group's brands are off to a good start in 2013, with greater supply and geographic reach, a new offline marketing experiment for Booking.com in the United States and a new ad campaign for priceline.com featuring Kaley Cuoco together with

1 of 12

William Shatner's Negotiator and a mandate to further build and diversify the global reach of our business. While global economic conditions remain a concern, we are excited about our long-term outlook.”
The Priceline Group said it was targeting the following for 1st quarter 2013:

•	Year-over-year increase in total gross travel bookings of approximately 30% - 37% (an increase of approximately 29% - 36% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 36% - 43% (an increase of approximately 35% - 42% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 5% - 10%.

•	Year-over-year increase in revenue of approximately 17% - 24%.

•	Year-over-year increase in gross profit of approximately 30% - 37%.

•	Adjusted EBITDA of approximately $316 million to $346 million.

•	Non-GAAP net income per diluted share of $4.90 to $5.30.
The Company believes that concerns related to sovereign debt and the viability of the Euro have negatively impacted historical operating results and are likely to impact future results. Given the uncertainty surrounding worldwide economic conditions, particularly in Europe where much of the Company's business is concentrated, the Company believes the variability around its guidance is elevated.
Non-GAAP guidance for the 1st quarter 2013:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•	excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to hotel occupancy tax and other related tax proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments,

•	includes the additional impact of the non-GAAP adjustments described above on net income attributable to noncontrolling interests, and

•
includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.

In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense, net income attributable to noncontrolling interests, income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $107 million in the 1st quarter 2013.  In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $41 million in the 1st quarter 2013. The Group estimates GAAP net income per diluted share of approximately $4.12 to $4.52 for the 1st quarter 2013.

2 of 12

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major supplier, or the outbreak of an epidemic or pandemic disease, such as the swine flu outbreak;
-- the effects of increased competition, including the potential impact of increased pricing competition initiated by other on-line travel agents in the form of reduced booking fees and/or the launch by competitors of an "opaque" travel offering and the potential impact of "metasearch" initiatives by Google and other search engines upon which we rely for a significant amount of traffic;
-- our ability to expand successfully in international markets;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- the ability to attract and retain qualified personnel;
-- adverse changes in the Group's relationships with suppliers, service providers and vendors which could include, without limitation, the withdrawal of suppliers from the Group's systems (either "retail" or "opaque" services, or both) and/or the loss or reduction of global distribution fees;
-- a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;
-- systems-related failures and/or security breaches, including without limitation, "denial-of-service" type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of personal customer information, credit card information or other sensitive data or the failure to comply with various state laws applicable to the company's obligations in the event of such a breach;
-- an adverse outcome in one or more of the hotel occupancy and other tax proceedings in which priceline.com is involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

3 of 12

Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment and significant charges or benefits related to judgments, rulings, or settlements of hotel occupancy and other related tax proceedings.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's future on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax and other related tax proceedings, including the $16.1 million charge recorded in the 4th quarter 2012 primarily related to an unfavorable ruling in the state of Hawaii, are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.  In addition, the benefit in 2011 related to the reversal of a reserve for unrecognized tax benefits attributable to tax positions taken in 2010 is excluded because the amount and timing of this type of item is unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•	Net income attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

4 of 12

About The Priceline Group
The Priceline Group (Nasdaq: PCLN) is a leader in global online hotel reservations, with over 295,000 participating hotels and accommodations worldwide.  The Group is composed of four primary brands - Booking.com, priceline.com, Agoda.com and rentalcars.com - and several ancillary brands. The Priceline Group provides online travel services in over 190 countries and territories in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.
Booking.com is the number one online hotel reservation service in the world, offering over 275,000 hotels and accommodations (as of February 25, 2013), and is available in 41 languages.  More recent counts are available on the Booking.com website.  Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com's famous Name Your Own Price® service, which can deliver the lowest prices available, or the recently added Express DealsSM, where travelers can take advantage of hotel discounts without bidding.  Agoda.com is an Asia-based online hotel reservation service that is available in 38 languages.  Rentalcars.com is a multinational rental car service, offering its reservation services in over 6,000 locations.  Customer support is provided in 40 languages.

###
For Press Information: Brian Ek (203) 299-8167 brian.ek@priceline.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

5 of 12

priceline.com Incorporated
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,536,349	$632,836
Restricted cash	6,641	3,771
Short-term investments	3,646,845	2,024,827
Accounts receivable, net of allowance for doubtful accounts of $10,322 and $6,103, respectively	367,512	264,453
Prepaid expenses and other current assets	84,290	104,202
Deferred income taxes	40,738	36,755
Total current assets	5,682,375	3,066,844

Property and equipment, net	89,269	64,322
Intangible assets, net	208,113	200,151
Goodwill	522,672	504,784
Deferred income taxes	31,485	111,080
Other assets	35,828	23,490
Total assets	$6,569,742	$3,970,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$184,648	$146,867
Accrued expenses and other current liabilities	387,911	222,134
Deferred merchant bookings	368,823	239,157
Convertible debt	520,344	497,640
Total current liabilities	1,461,726	1,105,798

Deferred income taxes	45,159	46,990
Other long-term liabilities	68,944	39,183
Convertible debt	881,996	—
Total liabilities	2,457,825	1,191,971

Redeemable noncontrolling interests	160,287	127,045
Convertible debt	54,655	77,360

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 58,055,586 and 57,578,431 shares issued, respectively	450	446
Treasury stock, 8,184,787 and 7,779,645, respectively	(1,060,607)	(803,586)
Additional paid-in capital	2,612,197	2,431,279
Accumulated earnings	2,368,611	1,033,738
Accumulated other comprehensive loss	(23,676)	(87,582)
Total stockholders’ equity	3,896,975	2,574,295
Total liabilities and stockholders’ equity	$6,569,742	$3,970,671

6 of 12

priceline.com Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Agency revenues	$715,063	$542,048	$3,142,815	$2,339,253
Merchant revenues	472,350	445,869	2,104,752	2,004,432
Other revenues	3,227	2,853	13,389	11,925
Total revenues	1,190,640	990,770	5,260,956	4,355,610
Cost of revenues	250,890	266,073	1,177,275	1,275,730
Gross profit	939,750	724,697	4,083,681	3,079,880
Operating expenses:
Advertising — Online	306,817	217,897	1,273,637	919,214
Advertising — Offline	5,973	6,006	35,492	35,470
Sales and marketing	49,991	39,759	195,934	162,690
Personnel, including stock-based compensation of $19,875, $25,320, $71,565 and $65,724, respectively	122,912	96,844	466,828	352,295
General and administrative	50,403	36,320	173,171	123,652
Information technology	11,711	10,357	43,685	33,813
Depreciation and amortization	17,628	13,737	65,141	53,824
Total operating expenses	565,435	420,920	2,253,888	1,680,958
Operating income	374,315	303,777	1,829,793	1,398,922
Other income (expense):
Interest income	856	2,044	3,860	8,119
Interest expense	(16,856)	(8,332)	(62,064)	(31,721)
Foreign currency transactions and other	(2,293)	1,170	(9,720)	(7,526)
Total other income (expense)	(18,293)	(5,118)	(67,924)	(31,128)
Earnings before income taxes	356,022	298,659	1,761,869	1,367,794
Income tax expense	66,427	72,704	337,832	308,663
Net income	289,595	225,955	1,424,037	1,059,131
Less: net income attributable to noncontrolling interests	932	240	4,471	2,760
Net income applicable to common stockholders	$288,663	$225,715	$1,419,566	$1,056,371
Net income applicable to common stockholders per basic common share	$5.79	$4.53	$28.48	$21.27
Weighted average number of basic common shares outstanding	49,870	49,793	49,840	49,654
Net income applicable to common stockholders per diluted common share	$5.63	$4.41	$27.66	$20.63
Weighted average number of diluted common shares outstanding	51,241	51,168	51,326	51,211

7 of 12

priceline.com Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2012	2011	2010
OPERATING ACTIVITIES:
Net income	$1,424,037	$1,059,131	$528,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	32,818	20,648	16,209
Amortization	32,323	33,176	34,255
Provision for uncollectible accounts, net	16,094	9,331	7,102
Deferred income tax expense	19,596	44,747	37,540
Stock-based compensation and other stock based payments	72,035	66,194	68,396
Amortization of debt issuance costs	5,212	2,360	3,332
Amortization of debt discount	39,820	21,414	20,110
Loss on early extinguishment of debt	—	32	11,334
Changes in assets and liabilities:
Accounts receivable	(105,277)	(125,793)	(29,275)
Prepaid expenses and other current assets	(40,793)	12,213	(22,373)
Accounts payable, accrued expenses and other current liabilities	256,021	210,325	84,750
Other	33,864	(11,966)	17,775
Net cash provided by operating activities	1,785,750	1,341,812	777,297

INVESTING ACTIVITIES:
Purchase of investments	(6,352,495)	(3,005,397)	(1,813,032)
Proceeds from sale of investments	4,799,412	2,229,563	1,071,669
Additions to property and equipment	(55,158)	(46,833)	(22,593)
Acquisitions and other equity investments, net of cash acquired	(33,861)	(68,192)	(112,405)
Proceeds from foreign currency contracts	86,159	31,045	44,564
Payments on foreign currency contracts	(4,014)	(42,032)	(9,561)
Change in restricted cash	(2,756)	(2,922)	260
Net cash used in investing activities	(1,562,713)	(904,768)	(841,098)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible senior notes	1,000,000	—	575,000
Payment of debt issuance costs	(20,916)	—	(13,334)
Payments related to conversion of senior notes	(1)	(213)	(295,401)
Repurchase of common stock	(257,021)	(163,171)	(129,445)
Payments to purchase subsidiary shares from noncontrolling interests	(61,079)	(12,986)	—
Proceeds from the sale of subsidiary shares to noncontrolling interests	—	—	4,311
Proceeds from exercise of stock options	2,683	4,302	25,751
Proceeds from the termination of conversion spread hedges	—	—	42,984
Excess tax benefit from stock-based compensation	5,189	21,041	3,091
Net cash provided by (used in) by financing activities	668,855	(151,027)	212,957

Effect of exchange rate changes on cash and cash equivalents	11,621	(12,148)	7,670
Net increase in cash and cash equivalents	903,513	273,869	156,826
Cash and cash equivalents, beginning of period	632,836	358,967	202,141
Cash and cash equivalents, end of period	$1,536,349	$632,836	$358,967

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$300,539	$232,762	$169,320
Cash paid during the period for interest	$13,933	$7,573	$4,901
Non-cash fair value increase for redeemable noncontrolling interests	$84,693	$91,743	$7,876

8 of 12

priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
	GAAP Gross profit	$939,750	$724,697	$4,083,681	$3,079,880

(a)	Charges related to hotel occupancy and other related tax rulings and judgments	16,126	—	16,126	—

	Non-GAAP Gross profit	$955,876	$724,697	$4,099,807	$3,079,880

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
	GAAP Operating income	$374,315	$303,777	$1,829,793	$1,398,922

(a)	Charges related to hotel occupancy and other related tax rulings and judgments	16,126	—	16,126	—
(b)	Stock-based employee compensation	19,875	25,320	71,565	65,724
(c)	Amortization of acquisition-related intangible assets in Depreciation and amortization	8,131	7,712	32,323	32,610

	Non-GAAP Operating income	$418,447	$336,809	$1,949,807	$1,497,256
	Non-GAAP Operating income as a % of Non-GAAP Gross profit	43.8%	46.5%	47.6%	48.6%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER EXPENSE RECORDED BELOW OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
	GAAP Other income (expense)	$(18,293)	$(5,118)	$(67,924)	$(31,128)

(d)	Debt discount amortization related to convertible debt	10,989	5,471	39,820	21,414
(d)	Loss on early extinguishment of debt	—	—	—	32
(h)	Net income attributable to noncontrolling interests	(932)	(240)	(4,471)	(2,760)
(i)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	126	(491)	(797)	(1,783)

	Non-GAAP Other expense recorded below Operating income	$(8,110)	$(378)	$(33,372)	$(14,225)

9 of 12

priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
	GAAP Net income applicable to common stockholders	$288,663	$225,715	$1,419,566	$1,056,371

(a)	Charges related to hotel occupancy and other related tax rulings and judgments	16,126	—	16,126	—
(b)	Stock-based employee compensation	19,875	25,320	71,565	65,724
(e)	Depreciation and amortization	17,628	13,737	65,141	53,824
(f)	Interest income	(856)	(2,044)	(3,860)	(8,119)
(f)	Interest expense	16,856	8,332	62,064	31,721
(d)	Loss on early extinguishment of debt	—	—	—	32
(g)	Income tax expense	66,427	72,704	337,832	308,663
(h)	Net income attributable to noncontrolling interests	932	240	4,471	2,760

	Adjusted EBITDA	$425,651	$344,004	$1,972,905	$1,510,976

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
	GAAP Net income applicable to common stockholders	$288,663	$225,715	$1,419,566	$1,056,371

(a)	Charges related to hotel margin tax rulings and judgments	16,126	—	16,126	—
(b)	Stock-based employee compensation	19,875	25,320	71,565	65,724
(d)	Debt discount amortization related to convertible debt	10,989	5,471	39,820	21,414
(d)	Loss on early extinguishment of debt	—	—	—	32
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	4,628	13,046	33,627	47,076
(k)	Adjustment to income tax expense to exclude the benefit from the reversal of a reserve for unrecognized tax benefits	—	—	—	(12,528)
(c)	Amortization of acquisition-related intangible assets in Depreciation and amortization	8,131	7,712	32,323	32,610
(i)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	126	(491)	(797)	(1,783)

	Non-GAAP Net income applicable to common stockholders	$348,538	$276,773	$1,612,230	$1,208,916

10 of 12

priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
	GAAP weighted average number of diluted common shares outstanding	51,241	51,168	51,326	51,211

(l)	Adjustment for restricted stock, restricted stock units and performance units	229	349	215	341
	Non-GAAP weighted average number of diluted common shares outstanding	51,470	51,517	51,541	51,552
	Net income applicable to common stockholders per diluted common share
	GAAP	$5.63	$4.41	$27.66	$20.63
	Non-GAAP	$6.77	$5.37	$31.28	$23.45

(a)	The $16.1 million charge in fourth quarter 2012 related primarily to an unfavorable ruling in the state of Hawaii for hotel occupancy and other related taxes is recorded in Cost of revenues.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of acquisition-related intangible assets is recorded in Merchant revenues and Depreciation and amortization.
(d)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(e)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(h)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(i)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)	Adjustment to income tax expense to exclude the benefit related to the reversal of a reserve in 2011 for unrecognized tax benefits attributable to tax positions taken in 2010.
(l)
Additional shares of restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

 For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

11 of 12

priceline.com Incorporated
Statistical Data
In millions
(Unaudited)

Gross Bookings	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12
International	$2,363	$3,536	$4,472	$4,989	$3,912	$5,451	$5,952	$6,473	$5,494
Domestic	902	1,129	1,308	1,268	1,044	1,260	1,377	1,359	1,090
Total	$3,265	$4,665	$5,780	$6,257	$4,956	$6,712	$7,329	$7,831	$6,584

Agency	$2,557	$3,781	$4,725	$5,121	$3,982	$5,528	$6,031	$6,423	$5,302
Merchant	708	884	1,055	1,136	973	1,184	1,298	1,408	1,282
Total	$3,265	$4,665	$5,780	$6,257	$4,956	$6,712	$7,329	$7,831	$6,584

Gross Bookings Year/Year Growth
International	64.9%	79.0%	98.2%	72.9%	65.5%	54.2%	33.1%	29.7%	40.4%
excluding F/X impact	70.7%	78.1%	78.5%	61.4%	66.9%	58.0%	44.3%	40.6%	42.6%
Domestic	8.5%	14.1%	13.4%	13.1%	15.8%	11.7%	5.3%	7.2%	4.4%

Agency	44.8%	59.3%	76.1%	61.6%	55.7%	46.2%	27.6%	25.4%	33.1%
Merchant	42.1%	49.5%	45.1%	35.6%	37.5%	34.0%	23.1%	24.0%	31.8%

Total	44.2%	57.3%	69.5%	56.2%	51.8%	43.9%	26.8%	25.2%	32.9%
excluding F/X impact	47.9%	56.7%	56.5%	47.9%	52.8%	46.8%	35.5%	33.8%	34.6%

Units Sold	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12
Hotel Room-Nights	22.0	31.2	36.1	40.6	33.6	45.9	50.2	55.2	46.2
Year/Year Growth	50.6%	55.8%	55.6%	47.4%	52.8%	47.0%	39.1%	35.9%	37.6%

Rental Car Days	3.9	4.9	6.6	7.0	5.3	6.9	8.6	9.4	7.2
Year/Year Growth	65.4%	64.7%	54.6%	35.6%	34.3%	40.6%	29.4%	34.9%	36.5%

Airline Tickets	1.3	1.6	1.7	1.6	1.4	1.6	1.7	1.7	1.4
Year/Year Growth	(2.3)%	2.1%	7.3%	7.7%	5.6%	4.9%	(1.8)%	6.1%	1.7%

	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12
Revenue	$731.3	$809.3	$1,102.7	$1,452.8	$990.8	$1,037.2	$1,326.8	$1,706.3	$1,190.6
Year/Year Growth	35.0%	38.5%	43.7%	45.0%	35.5%	28.2%	20.3%	17.4%	20.2%

Gross Profit	$478.4	$505.8	$749.2	$1,100.1	$724.7	$743.3	$1,004.1	$1,396.5	$939.8
Year/Year Growth	52.8%	58.5%	68.3%	65.1%	51.5%	47.0%	34.0%	26.9%	29.7%

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

12 of 12